                              Filed Under Rule 424 (b)(3)
                              Registration Statement No.
333-18367

     SUPPLEMENT NO. 18 TO PROSPECTUS DATED January 3, 1997
               (AS SUPPLEMENTED January 10, 1997)

AT&T CAPITAL CORPORATION   Medium Term Notes, Series 4

Due Nine Months or More From Date of Issue.
Issue Price: 100%
  (as a percent of principal amount)



Fixed Rate Notes
-------------------

Interest Rate Per Annum............................... 6.25%

Amount of Sale: $100,000,000.00      Maturity Date:  06/10/98

Date of Sale: June 5, 1997         CUSIP Number:   00206HD92

Settlement Date:  June 10, 1997

Interest Payment Dates:  February 15 & August 15

Redemption:
     Check applicable sentence.
      X  The Notes cannot be redeemed prior to maturity
     ---
         The Notes may be redeemed prior to maturity
     ---
     Redemption Date:              Redemption Price:
                     -----------                    ------------
                             (as a percent of principal amount)
Repayment:
     Check applicable sentence.
      X  The Notes cannot be repaid prior to maturity.
     ---
         The Notes may be repaid prior to maturity.
     ---
     Repayment Date:               Repayment Price:
                     ------------                   ------------
                              (as a percent of principal amount)